UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VAPOR CORP.

FORM 8-K

CURRENT REPORT

Item 1.01         Entry into a Material Definitive Agreement

On January 20, 2015, Vapor Corp. (“Vapor”) and Vaporin, Inc. (“Vaporin”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors providing for the sale of $350,000 of Vaporin’s Convertible Notes (the “Notes”). The Notes accrue interest on the outstanding principal at an annual rate of 10%. The principal and accrued interest on the Notes is due and payable on January 20, 2016. Assuming the merger between Vapor and Vaporin (the “Merger”) closes, the Notes will be convertible into Vapor common stock at the lower of (i) $1.08 or (ii) a 15% discount to a 20-trading day VWAP following the closing of the Merger (subject to a maximum issuance of 525,000 shares). If the Merger does not close, the Notes will not be convertible into either Vapor’s or Vaporin’s stock. Investors were provided with standard piggyback registration rights, which are conditioned on the Merger closing.

The Securities Purchase Agreement and a form of the Note are filed as exhibits under Item 9.01 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Securities Purchase Agreement
10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date:	January 26, 2015	By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer

Exhibit Number	Description

10.1	Securities Purchase Agreement
10.2	Form of Note